Exhibit 99.1

7000 Cardinal Place
Dublin,OH 43017 www.cardinalhealth.com	FOR IMMEDIATE RELEASE

Contacts:

Media:	Jim Mazzola (614) 757-3690 jim.mazzola@cardinalhealth.com	Investors:	Sally Curley (614) 757-7115 sally.curley@cardinalhealth.com

CARDINAL HEALTH REPORTS THIRD QUARTER RESULTS

•	Revenue increases 5 percent to $22.9 billion

•	GAAP earnings from continuing operations reach $366 million from a loss of $5 million in the prior-year period

•	GAAP diluted earnings per share from continuing operations rise to $1.02 from a loss of $0.01 in prior-year period

•	Non-GAAP diluted EPS from continuing operations increases 13 percent to $1.08

DUBLIN, Ohio, May 1, 2008 — Cardinal Health, a global provider of products and services that improve the safety and productivity of health care, today reported a revenue increase of 5 percent for its third quarter to nearly $23 billion, with GAAP earnings per share (EPS) reaching $1.02 from a $0.01 loss in the prior-year period.

Special items related to acquisition integration, litigation and restructuring, and impairment charges and other items had a $0.06 dilutive impact on GAAP earnings for the quarter, bringing non-GAAP EPS to $1.081, an increase of 13 percent from the prior-year period.

Chairman and Chief Executive Officer R. Kerry Clark said, “Our consolidated business and three of our four operating segments are performing to our expectations. We saw a healthy revenue increase in our clinical and medical products sector, with excellent leverage to the profit line. And our supply chain medical segment continued the turnaround we began earlier this year with a strong quarter of profitable growth.

“Within our supply chain pharmaceutical segment, we are managing the same issues we outlined last quarter, including the re-pricing of large retail accounts and the impact of our controlled substance anti-diversion efforts. However, we have renewed all of our major contracts through fiscal 2009 and, with respect to our anti-diversion efforts, we are putting in place new systems that we believe will return us to a strong position in managing this important industry issue.”

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Cardinal Health Reports Third Quarter Results

Q3 and FY08 Year-to-Date Summary

	Q3 FY08	Q3 FY07	Y/Y	FY08 YTD	Y/Y
Revenue	$22.9 billion	$21.9 billion	5%	$68.2 billion	6%
GAAP Operating Earnings	$577 million	$(10) million	n.m.	$1.6 billion	66%
Non-GAAP Operating Earnings[2]	$613 million	$606 million	1%	$1.7 billion	2%
GAAP Earnings from Continuing Operations	$366 million	$(5) million	n.m.	$1 billion	65%
Non-GAAP Earnings from Continuing Operations[3]	$390 million	$390 million	—	$1 billion	—
GAAP Diluted EPS from Continuing Operations	$1.02	$(0.01)	n.m.	$2.72	85%
Non-GAAP Diluted EPS from Continuing Operations	$1.08	$0.96	13%	$2.83	11%

Third quarter segment results

Healthcare Supply Chain Services Sector

The Healthcare Supply Chain Services – Pharmaceutical segment reported a 3 percent increase in revenue to $19.9 billion. Sales to bulk customers increased 8 percent to $9.1 billion, while sales to non-bulk customers were even with the prior year at $10.8 billion. Revenue growth was dampened by several factors, including customer disruption as the company enhances anti-diversion controls and strengthens its offerings, and by slower overall market growth. Segment profit declined 21 percent to $300 million, primarily from the continued impact of re-pricing several large contracts and the impact of anti-diversion initiatives.

Revenue for the Healthcare Supply Chain Services – Medical segment grew 8 percent to $2.1 billion, with increased sales penetration and growth of existing hospital, lab and ambulatory customers. As expected, the segment returned to positive profit growth during the quarter, with profit increasing 5 percent to $93 million, driven by increased sales volume. Segment profit growth was dampened by a previously disclosed change in corporate cost allocation and by continued softness in the surgical kitting business.

Clinical and Medical Products Sector

“Our Clinical and Medical products sector continued to deliver strong year-over-year growth, reflecting our leadership positions in medication dispensing, infusion, respiratory and infection prevention products,” Clark said. “We will continue to invest in these businesses to strengthen our offerings for the future.”

The Medical Products and Technologies segment grew revenue by 48 percent to $679 million, driven by the acquisition of VIASYS Healthcare and strong growth within the core infection prevention and medical specialty businesses. Segment profit grew 72 percent to $80 million on the VIASYS addition, strong organic growth and the benefit of foreign exchange. The VIASYS integration remains on schedule to deliver $85 million to $100 million in synergies by fiscal 2010.

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Cardinal Health Reports Third Quarter Results

Revenue for the Clinical Technologies and Services segment increased by 11 percent to $747 million, driven by continued growth in customer installations for medication and supply dispensing products and infusion pumps. Segment profit increased by 29 percent to $127 million from a favorable product mix and improved operating leverage from expense management initiatives. Segment profit for the quarter was partially offset by a $6.5 million reserve for a recall of integrated circuits and connectors on certain Alaris® System modules. The company believes it is fully reserved for remediation efforts on all Alaris product recalls and expects to complete them by the end of the calendar year.

Additional third quarter and recent highlights

•

Reached a definitive agreement to acquire the assets of privately held Enturia Inc. for $490 million. The cash transaction includes Enturia’s leading line of infection prevention products sold under the ChloraPrep® brand name. The acquisition, which is subject to regulatory approvals, is expected to close in Cardinal Health’s fourth quarter and be $0.01 to $0.02 dilutive to earnings in fiscal 2008 and accretive in fiscal 2009.

•

Introduced several new products and services, including Rxe-view™, a new service for small hospitals to improve medication safety and clinician productivity through Web-based medication order management and a clinical intervention tool; a new surgical gown made from a unique and proprietary fabric that is softer than other surgical gowns, improving comfort for clinicians; and an agreement with ClearCount Medical Solutions to distribute the first system cleared by the Food and Drug Administration using radio-frequency identification to count and detect sponges during surgeries.

•

Appointed Michael C. Kaufmann and Craig S. Morford to key executive posts. Kaufmann, 45, was named group president of the Healthcare Supply Chain Services – Pharmaceutical segment after most recently being responsible for Cardinal Health’s medical supply chain business. Morford, 49, was formerly acting deputy U.S. attorney general and will join the company on May 5 as chief compliance officer.

•	Repurchased $150 million of Cardinal Health shares during the quarter, bringing total repurchases for the first nine months of fiscal 2008 to $1.1 billion.

•

Announced recipients of Cardinal Health’s Patient Safety Grants totaling $1 million for new and innovative programs at 34 hospitals, health systems and community health clinics across the country. More than 10 percent of the nation’s hospitals applied for the grants in the largest and first-of-its-kind program by a health care company.

Outlook

The company reaffirmed its non-GAAP EPS range of $3.75 to $3.85 for fiscal 2008. Clark stated, “As the remainder of the year unfolds, we expect full-year, non-GAAP EPS to be about in the middle of the range, excluding the potential dilutive impact of the Enturia acquisition of 1 to 2 cents.”

Conference Call

Cardinal Health will host a conference call and webcast at 8:30 a.m. EDT to discuss the results. To access the call and corresponding slide presentation, go to the Investor page at www.cardinalhealth.com. The conference call may also be accessed by calling 617-213-4853, passcode 66621966. An audio replay will be available until 11:30 p.m. EDT on May 3 at 617-801-6888, passcode 39214175. A transcript and audio replay will also be available at www.cardinalhealth.com.

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Cardinal Health Reports Third Quarter Results

About Cardinal Health

Headquartered in Dublin, Ohio, Cardinal Health, Inc. (NYSE: CAH) is an $87 billion, global company serving the health care industry with products and services that help hospitals, physician offices and pharmacies reduce costs, improve safety, productivity and profitability, and deliver better care to patients. With a focus on making supply chains more efficient, reducing hospital-acquired infections and breaking the cycle of harmful medication errors, Cardinal Health develops market leading technologies, including Alaris® IV pumps, Pyxis® automated dispensing systems, MedMined™ infection surveillance services and the CareFusion™ patient identification system. The company also manufactures medical and surgical products and is one of the largest distributors of pharmaceuticals and medical supplies worldwide. Ranked No. 19 on the Fortune 500, Cardinal Health employs more than 40,000 people on five continents. More information about the company may be found at www.cardinalhealth.com.

###

[1]	Non-GAAP diluted EPS from continuing operations: Non-GAAP earnings from continuing operations divided by diluted weighted average shares outstanding.

[2]	Non-GAAP operating earnings: Operating earnings/(loss) excluding special items and impairment charges and other.

[3]	Non-GAAP earnings from continuing operations: Earnings/(loss) from continuing operations excluding special items and impairment charges and other, both net of tax.

A reconciliation of the differences between these non-GAAP financial measures and their most directly comparable GAAP financial measures is provided in the attached tables and at http://www.cardinalhealth.com.

This news release contains forward-looking statements addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in Cardinal Health’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and exhibits to those reports, and include (but are not limited to) the following: competitive pressures in Cardinal Health’s various lines of business; the loss of one or more key customer or supplier relationships or changes to the terms of those relationships; uncertainties relating to timing of generic and branded pharmaceutical introductions and the frequency or rate of branded pharmaceutical price appreciation or generic pharmaceutical price deflation; changes in the distribution patterns or reimbursement rates for health-care products and/or services; the results, consequences, effects or timing of any inquiry or investigation by any regulatory authority or any legal or administrative proceedings; future actions of regulatory bodies or government authorities relating to Cardinal Health’s manufacturing or sale of products and other costs or claims that could arise from its manufacturing, compounding or repackaging operations or from its other services; the costs, difficulties and uncertainties related to the integration of acquired businesses; and conditions in the pharmaceutical market and general economic and market conditions. This news release reflects management’s views as of May 1, 2008. Except to the extent required by applicable law, Cardinal Health undertakes no obligation to update or revise any forward-looking statement.

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

	Third Quarter
(in millions, except per Common Share amounts)	2008	2007	% Change
Revenue	$22,909.6	$21,867.1	5%
Cost of products sold	21,441.8	20,479.6	5%

Gross margin	1,467.8	1,387.5	6%
Selling, general and administrative expenses	854.5	781.7	9%
Impairment charges and other	1.2	3.6	N.M.
Special items:
Restructuring charges	8.5	6.6	N.M.
Acquisition integration charges	4.4	2.9	N.M.
Litigation and other	22.7	602.5	N.M.

Operating earnings / (loss)	576.5	(9.8)	N.M.
Interest expense and other	31.1	32.2	(3)%

Earnings / (loss) before income taxes and discontinued operations	545.4	(42.0)	N.M.
Provision for income taxes	179.5	(37.1)	N.M.

Earnings / (loss) from continuing operations	365.9	(4.9)	N.M.
Earnings / (loss) from discontinued operations (net of tax expense of $26.3 and $8.1 for the third quarter of fiscal 2008 and 2007, respectively)	(9.9)	23.9	N.M.

Net earnings	$356.0	$19.0	N.M.

Basic earnings / (loss) per Common Share:
Continuing operations	$1.03	$(0.01)	N.M.
Discontinued operations	(0.03)	0.06	N.M.

Net basic earnings per Common Share	$1.00	$0.05	N.M.

Diluted earnings / (loss) per Common Share:
Continuing operations	$1.02	$(0.01)	N.M.
Discontinued operations	(0.03)	0.06	N.M.

Net diluted earnings per Common Share	$0.99	$0.05	N.M.

Weighted average number of Common Shares outstanding:
Basic	355.5	394.6
Diluted [1]	360.2	394.6

[1]

Due to the loss from continuing operations during the third quarer of fiscal 2007, potential dilutive Common Shares have not been included in the denominator of the dilutive per share computation due to their antidilutive effect.

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

	Year-to-Date
(in millions, except per Common Share amounts)	2008	2007	% Change
Revenue	$68,165.8	$64,589.1	6%
Cost of products sold	64,001.1	60,701.3	5%

Gross margin	4,164.7	3,887.8	7%
Selling, general and administrative expenses	2,513.5	2,263.0	11%
Impairment charges and other	(22.0)	17.9	N.M.
Special items:
Restructuring charges	54.7	28.4	N.M.
Acquisition integration charges	19.9	14.0	N.M.
Litigation and other	13.1	611.4	N.M.

Operating earnings	1,585.5	953.1	66%
Interest expense and other	124.0	102.2	21%

Earnings before income taxes and discontinued operations	1,461.5	850.9	72%
Provision for income taxes	467.2	248.9	88%

Earnings from continuing operations	994.3	602.0	65%
Earnings / (loss) from discontinued operations (net of tax (expense) / benefit of ($29.1) and $427.8 for fiscal 2008 and 2007 year-to-date, respectively)	(11.7)	426.9	N.M.

Net earnings	$982.6	$1,028.9	(5)%

Basic earnings / (loss) per Common Share:
Continuing operations	$2.77	$1.50	85%
Discontinued operations	(0.03)	1.07	N.M.

Net basic earnings per Common Share	$2.74	$2.57	7%

Diluted earnings / (loss) per Common Share:
Continuing operations	$2.72	$1.47	85%
Discontinued operations	(0.03)	1.04	N.M.

Net diluted earnings per Common Share	$2.69	$2.51	7%

Weighted average number of Common Shares outstanding:
Basic	359.1	400.5
Diluted	365.7	409.5

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in millions)	March 31, 2008	June 30, 2007
Assets
Cash and equivalents	$1,529.0	$1,308.8
Short-term investments available for sale	—	132.0
Trade receivables, net	4,974.3	4,714.4
Current portion of net investment in sales-type leases	381.2	354.8
Inventories	7,256.7	7,383.2
Prepaid expenses and other	578.0	651.3
Assets held for sale	187.9	—

Total current assets	14,907.1	14,544.5

Property and equipment, net	1,679.5	1,647.0
Net investment in sales-type leases, less current portion	878.2	820.7
Goodwill and other intangibles, net	5,681.0	5,860.9
Other assets	457.6	280.7

Total assets	$23,603.4	$23,153.8

Liabilities and Shareholders’ Equity
Current portion of long-term obligations and other short-term borrowings	$355.3	$16.0
Accounts payable	8,987.9	9,162.2
Other accrued liabilities	1,778.2	2,247.3
Liabilities from businesses held for sale and discontinued operations	20.6	34.2

Total current liabilities	11,142.0	11,459.7

Long-term obligations, less current portion and other short-term borrowings	3,450.1	3,457.3
Deferred income taxes and other liabilities	1,618.1	859.9
Total shareholders’ equity	7,393.2	7,376.9

Total liabilities and shareholders’ equity	$23,603.4	$23,153.8

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Third Quarter		Year-to-date
(in millions)	2008	2007	2008	2007
Cash Flows From Operating Activities:
Net earnings	$356.0	$19.0	$982.6	$1,028.9
(Earnings) / loss from discontinued operations	9.9	(23.9)	11.7	(426.9)

Earnings from continuing operations	365.9	(4.9)	994.3	602.0
Adjustments to reconcile earnings from continuing operations to net cash provided by operating activities:
Depreciation and amortization	93.1	81.7	284.9	237.1
Asset impairments and other	2.4	3.6	(20.8)	18.0
Equity compensation	32.2	39.0	86.7	109.3
Provision for bad debts	11.9	9.2	22.3	17.0
Change in operating assets and liabilities, net of effects from acquisitions:
Increase in trade receivables	(144.2)	(227.6)	(294.8)	(819.6)
(Increase) / decrease in inventories	367.3	(172.7)	113.7	11.4
Increase in net investment in sales-type leases	(25.2)	(32.6)	(83.8)	(77.0)
Increase / (decrease) in accounts payable	(37.4)	417.0	(217.2)	493.1
Increase in other accrued liabilities and operating items, net	231.2	563.6	427.0	703.3

Net cash provided by operating activities - continuing operations	897.2	676.3	1312.3	1,294.6
Net cash provided by / (used in) operating activities - discontinued operations	(10.0)	93.7	(42.5)	115.2

Net cash provided by operating activities	887.2	770.0	1269.8	1,409.8

Cash Flows From Investing Activities:
Acquisition of subsidiaries, net of divestitures and cash acquired	0.2	(28.0)	(39.0)	(149.0)
Proceeds from sale of property and equipment	2.9	(9.6)	10.3	3.7
Additions to property and equipment	(79.6)	(89.1)	(251.6)	(243.1)
Sale of investment securities available for sale, net	—	167.2	131.9	198.4

Net cash provided by / (used in) investing activities - continuing operations	(76.5)	40.5	(148.4)	(190.0)
Net cash used in investing activities - discontinued operations	—	(72.2)	—	(80.1)

Net cash used in investing activities	(76.5)	(31.7)	(148.4)	(270.1)

Cash Flows From Financing Activities:
Net change in commercial paper and short-term borrowings	(317.2)	250.8	202.2	254.5
Reduction of long-term obligations	(2.7)	(43.6)	(15.9)	(732.9)
Proceeds from long-term obligations, net of issuance costs	—	—	—	851.7
Proceeds from issuance of Common Shares	44.8	243.5	209.2	318.8
Tax benefits from exercises of stock options	1.3	11.6	15.3	28.7
Dividends on Common Shares	(42.7)	(36.1)	(130.4)	(109.5)
Purchase of Common Shares in treasury	(149.6)	(1,280.0)	(1,181.6)	(2,025.2)

Net cash used in financing activities - continuing operations	(466.1)	(853.8)	(901.2)	(1,413.9)
Net cash used in financing activities - discontinued operations	—	(22.7)	—	(46.6)

Net cash used in financing activities	(466.1)	(876.5)	(901.2)	(1,460.5)

Net increase / (decrease) in cash and equivalents	344.6	(138.2)	220.2	(320.8)
Cash and equivalents at beginning of period	1,184.4	1,004.7	1,308.8	1,187.3

Cash and equivalents at end of period	$1,529.0	$866.5	$1,529.0	$866.5

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

BUSINESS ANALYSIS

TOTAL COMPANY

	Third Quarter		Non-GAAP Third Quarter
(in millions)	2008	2007	2008	2007
Revenue
Amount	$22,910	$21,867
Growth Rate	5%	8%
Operating Earnings / (Loss)
Amount	$577	($10)	$613	$606
Growth Rate	N.M.	(102)%	1%	9%
Earnings / (Loss) from Continuing Operations
Amount	$366	($5)	$390	$390
Growth Rate	N.M.	(101)%	—	10%

	Year-to-Date		Non-GAAP Year-to-Date
(in millions)	2008	2007	2008	2007
Revenue
Amount	$68,166	$64,589
Growth Rate	6%	11%
Operating Earnings
Amount	$1,586	$953	$1,651	$1,625
Growth Rate	66%	(30)%	2%	15%
Earnings from Continuing Operations
Amount	$994	$602	$1,037	$1,039
Growth Rate	65%	(30)%	—	16%

Refer to the GAAP / Non-GAAP Reconciliation for definitions and calculations supporting the non-GAAP balances.

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

SEGMENT BUSINESS ANALYSIS

HEALTHCARE SUPPLY CHAIN SERVICES			CLINICAL AND MEDICAL PRODUCTS

	Third Quarter			Third Quarter
(in millions)	2008	2007	(in millions)	2008	2007
PHARMACEUTICAL			CLINICAL TECHNOLOGIES AND SERVICES
Revenue			Revenue
Amount	$19,894	$19,246	Amount	$747	$674
Growth Rate	3%	8%	Growth Rate	11%	12%
Mix	85%	86%	Mix	3%	3%
Segment Profit			Segment Profit
Amount	$300	$380	Amount	$127	$98
Growth Rate	(21)%	15%	Growth Rate	29%	12%
Mix	50%	62%	Mix	21%	16%
Segment Profit Margin	1.51%	1.97%	Segment Profit Margin	16.98%	14.58%
MEDICAL			MEDICAL PRODUCTS AND TECHNOLOGIES
Revenue			Revenue
Amount	$2,066	$1,907	Amount	$679	$458
Growth Rate	8%	4%	Growth Rate	48%	11%
Mix	9%	9%	Mix	3%	2%
Segment Profit			Segment Profit
Amount	$93	$89	Amount	$80	$47
Growth Rate	5%	(5)%	Growth Rate	72%	4%
Mix	16%	14%	Mix	13%	8%
Segment Profit Margin	4.51%	4.65%	Segment Profit Margin	11.80%	10.20%

Refer to definitions for an explanation of calculations.

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

SEGMENT BUSINESS ANALYSIS

HEALTHCARE SUPPLY CHAIN SERVICES			CLINICAL AND MEDICAL PRODUCTS

	Year-to-Date			Year-to-Date
(in millions)	2008	2007	(in millions)	2008	2007
PHARMACEUTICAL			CLINICAL TECHNOLOGIES AND SERVICES
Revenue			Revenue
Amount	$59,465	$57,017	Amount	$2,110	$1,931
Growth Rate	4%	11%	Growth Rate	9%	8%
Mix	85%	87%	Mix	3%	3%
Segment Profit			Segment Profit
Amount	$863	$996	Amount	$341	$242
Growth Rate	(13)%	20%	Growth Rate	41%	8%
Mix	53%	62%	Mix	21%	15%
Segment Profit Margin	1.45%	1.75%	Segment Profit Margin	16.14%	12.51%
MEDICAL			MEDICAL PRODUCTS AND TECHNOLOGIES
Revenue			Revenue
Amount	$6,001	$5,585	Amount	$1,969	$1,336
Growth Rate	7%	4%	Growth Rate	47%	12%
Mix	9%	8%	Mix	3%	2%
Segment Profit			Segment Profit
Amount	$222	$235	Amount	$206	$140
Growth Rate	(5)%	2%	Growth Rate	47%	17%
Mix	14%	14%	Mix	12%	9%
Segment Profit Margin	3.70%	4.20%	Segment Profit Margin	10.45%	10.45%

Refer to the definitions for an explanation of calculations.

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

ASSET MANAGEMENT ANALYSIS

	Third Quarter		Year-to-Date
	2008	2007	2008	2007
Receivable Days	20.4	18.9
Days Inventory on Hand	27	29
Debt to Total Capital	34%	29%
Net Debt to Capital	24%	21%
Return on Equity	19.6%	0.9%	18.1%	16.3%
Non-GAAP Return on Equity	21.3%	20.9%	19.3%	16.8%
Return on Invested Capital	7.60%	0.36%	7.06%	6.49%
Non-GAAP Return on Invested Capital	8.68%	8.63%	8.09%	7.11%
Effective Tax Rate from Continuing Operations	32.9%	88.2%	32.0%	29.3%
Non-GAAP Effective Tax Rate from Continuing Operations	33.1%	32.0%	32.2%	32.0%

Refer to the GAAP / Non-GAAP Reconciliation for non-GAAP calculations.

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

SCHEDULE OF NOTABLE ITEMS

	Third Quarter		Year-to-Date
(in millions, except per Common Share amounts)	2008	2007	2008	2007
Special Items
Restructuring charges	$(8.5)	$(6.6)	$(54.7)	$(28.4)
Acquisition integration charges	(4.4)	(2.9)	(19.9)	(14.0)
Litigation and other	(22.7)	(602.5)	(13.1)	(611.4)

Total special items	(35.6)	(612.0)	(87.7)	(653.8)
Tax benefit	12.9	219.7	31.8	232.7

Special items, net of tax	$(22.7)	$(392.3)	$(55.9)	$(421.1)

Decrease to diluted EPS from continuing operations	$(0.06)	$(0.96)	$(0.15)	$(1.03)

Impairment Charges and Other
Impairment charges and other	$(1.2)	$(3.6)	$22.0	$(17.9)
Tax benefit / (expense)	0.4	1.2	(8.5)	1.8

Impairment charges and other, net of tax	$(0.8)	$(2.4)	$13.5	$(16.1)

Increase / (decrease) to diluted EPS from continuing operations	$—	$(0.01)	$0.04	$(0.04)

Weighted Average Number of Shares Outstanding
Weighted average number of diluted shares outstanding	360.2	394.6	365.7	409.5
Antidilutive effect due to loss from continuing operations	—	10.5	—	—

Weighted average number of diluted shares outstanding for non-GAAP calculations	360.2	405.1	365.7	409.5

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

GAAP / NON-GAAP RECONCILIATION

	Third Quarter 2008				Year-to-Date 2008
(in millions, except per Common Share amounts)	GAAP	Special Items	Impairment Charges and Other	Non-GAAP	GAAP	Special Items	Impairment Charges and Other	Non-GAAP
Operating Earnings
Amount	$577	$36	$1	$613	$1,586	$88	($22)	$1,651
Growth Rate	N.M.			1%	66%			2%
Provision for Income Taxes	$180	$13	—	$192	$467	$32	($9)	$491
Earnings from Continuing Operations
Amount	$366	$23	$1	$390	$994	$56	($14)	$1,037
Growth Rate	N.M.			—	65%			—
Diluted EPS from Continuing Operations
Amount	$1.02	$0.06	—	$1.08	$2.72	$0.15	($0.04)	$2.83
Growth Rate	N.M.			13%	85%			11%

	Third Quarter 2007				Year-to-Date 2007
	GAAP	Special Items	Impairment Charges and Other	Non-GAAP	GAAP	Special Items	Impairment Charges and Other	Non-GAAP
Operating Earnings
Amount	($10)	$612	$4	$606	$953	$654	$18	$1,625
Growth Rate	(102)%			9%	(30)%			15%
Provision for Income Taxes	($37)	$220	$2	$184	$249	$233	$2	$483
Earnings from Continuing Operations
Amount	($5)	$392	$2	$390	$602	$421	$16	$1,039
Growth Rate	(101)%			10%	(30)%			16%
Diluted EPS from Continuing Operations
Amount	($0.01)	$0.96	$0.01	$0.96	$1.47	$1.03	$0.04	$2.54
Growth Rate	(101)%			16%	(27)%			22%

The sum of the components may not equal the total due to rounding

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

GAAP / NON-GAAP RECONCILIATION

	Third Quarter		Year-to-Date
(in millions)	2008	2007	2008	2007
GAAP Return on Equity	19.6%	0.9%	18.1%	16.3%
Non-GAAP Return on Equity
Net earnings	$356.0	$19.0	$982.6	$1,028.9
Special items, net of tax, in continuing operations	22.7	392.3	55.9	421.1
Special items, net of tax, in discontinued operations	—	1.3	—	4.4
(Gain)/loss on sale of PTS, net of tax, in discontinued operations [3]	7.6	24.7	7.6	(392.9)

Adjusted net earnings	$386.3	$437.3	$1,046.1	$1,061.5
Annualized	$1,545.2	$1,749.2	$1,394.8	$1,415.3
Divided by average shareholders’ equity [1]	$7,250.7	$8,388.6	$7,236.6	$8,422.3
Non-GAAP return on equity	21.3%	20.9%	19.3%	16.8%

	Third Quarter		Year-to-Date
(in millions)	2008	2007	2008	2007
GAAP Return on Invested Capital	7.60%	0.36%	7.06%	6.49%
Non-GAAP Return on Invested Capital
Net earnings	$356.0	$19.0	$982.6	$1,028.9
Special items, net of tax, in continuing operations	22.7	392.3	55.9	421.1
Special items, net of tax, in discontinued operations	—	1.3	—	4.4
Interest expense and other, net of tax	19.9	20.6	79.4	65.4
(Gain)/loss on sale of PTS, net of tax, in discontinued operations [3]	7.6	24.7	7.6	(392.9)

Adjusted net earnings	$406.2	$457.9	$1,125.5	$1,126.9
Annualized	$1,624.8	$1,831.6	$1,500.7	$1,502.5
Divided by average total invested capital [2]	$18,727.9	$21,206.0	$18,546.9	$21,128.5
Non-GAAP return on invested capital	8.68%	8.63%	8.09%	7.11%

[1]

The average shareholders’ equity shown above is calculated using the average of the prior and current quarters except for year-to-date which is calculated as the average of shareholders’ equity at the end of the prior years’ fourth quarter plus each of the current year quarters.

[2]

Total invested capital is calculated as the sum of the current portion of long-term obligations and other short-term borrowings, long-term obligations, current portion of long-term obligations and other short-term borrowings in discontinued operations, long-term obligations in discontinued operations, total shareholders’ equity and unrecorded goodwill. The average total invested capital is calculated using the average of total invested capital at the end of the prior and current quarters except for year-to-date which is calculated as the average at the end of the prior years’ fourth quarter plus each of the current year quarters. Unrecorded goodwill is $7.5 billion and $9.7 billion, respectively, for the March 31, 2008 and 2007 calculations. Current portion of long-term obligations and other short-term borrowings in discontinued operations, and long-term obligations in discontinued operations were $59.2 million, $46.6 million, $41.3 million and $12.3 million at June 30, 2006, September 30, 2006, December 31, 2006 and March 31, 2007, respectively.

[3]

The amounts previously reported for the three and nine months ended March 31, 2007, have been adjusted by $24.7 million and $32.1 million, respectively, to include additional amounts identified as direct costs associated with the disposition of the PTS Business.

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

GAAP / NON-GAAP RECONCILIATION

	Third Quarter		Year-to-Date
(in millions)	2008	2007	2008	2007
GAAP Effective Tax Rate from Continuing Operations	32.9%	88.2%	32.0%	29.3%
Non-GAAP Effective Tax Rate from Continuing Operations
Earnings before income taxes and discontinued operations	$545.4	$(42.0)	$1,461.5	$850.9
Special items	35.6	612.0	87.7	653.8

Adjusted earnings before income taxes and discontinued operations	$581.0	$570.0	$1,549.2	$1,504.7
Provision for income taxes	$179.5	$(37.1)	$467.2	$248.9
Special items tax benefit	12.9	219.7	31.8	232.7

Adjusted provision for income taxes	$192.4	$182.6	$499.0	$481.6
Non-GAAP effective tax rate from continuing operations	33.1%	32.0%	32.2%	32.0%

	Third Quarter
	2008	2007
Debt to Total Capital	34%	29%
Net Debt to Capital
Current portion of long-term obligations and other short-term borrowings	$355.3	$296.9
Long-term obligations, less current portion and other short-term borrowings	3,450.1	2,899.0

Debt	$3,805.4	$3,195.9
Cash and equivalents	(1,529.0)	(866.5)
Short-term investments available for sale	—	(300.0)

Net debt	$2,276.4	$2,029.4
Total shareholders’ equity	$7,393.2	$7,869.5
Capital	$9,669.6	$9,898.9
Net debt to capital	24%	21%

Forward-Looking Non-GAAP Financial Measures

The Company presents non-GAAP earnings from continuing operations, non-GAAP return on equity, and non-GAAP effective tax rate from continuing operations (and presentations derived from these financial measures) on a forward-looking basis. The most directly comparable forward-looking GAAP measures are earnings from continuing operations, return on equity and effective tax rate from continuing operations. The Company is unable to provide a quantitative reconciliation of these forward-looking non-GAAP measures to the most comparable forward-looking GAAP measures because the Company cannot reliably forecast special items and impairment charges and other, which are difficult to predict and estimate and are primarily dependent on future events. Please note that the unavailable reconciling items could significantly impact the Company’s future financial results.

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

DEFINITIONS

GAAP

Debt: long-term obligations plus short-term borrowings

Debt to Total Capital: debt divided by (debt plus total shareholders’ equity)

Diluted EPS from Continuing Operations: earnings / (loss) from continuing operations divided by diluted weighted average shares outstanding

Effective Tax Rate from Continuing Operations: provision for income taxes divided by earnings / (loss) before income taxes and discontinued operations

Operating Cash Flow: net cash provided by / (used in) operating activities from continuing operations

Segment Profit: segment revenue minus (segment cost of products sold and segment selling, general and administrative expenses)

Segment Profit Margin: segment profit divided by segment revenue

Segment Profit Mix: segment profit divided by total segment profit for all segments

Return on Equity: annualized net earnings divided by average shareholders’ equity

Return on Invested Capital: annualized net earnings divided by (average total shareholders’ equity plus debt plus unrecorded goodwill)

Revenue Mix: segment revenue divided by total segment revenue for all segments

NON-GAAP

Net Debt to Capital: net debt divided by (net debt plus total shareholders’ equity)

Net Debt: debt minus (cash and equivalents and short-term investments available for sale)

Non-GAAP Diluted EPS from Continuing Operations: non-GAAP earnings from continuing operations divided by diluted weighted average shares outstanding

Non-GAAP Diluted EPS from Continuing Operations Growth Rate: (current period non-GAAP diluted EPS from continuing operations minus prior period non-GAAP diluted EPS from continuing operations) divided by prior period non-GAAP diluted EPS from continuing operations

Non-GAAP Earnings from Continuing Operations: earnings / (loss) from continuing operations excluding special items and impairment charges and other, both net of tax

Non-GAAP Earnings from Continuing Operations Growth Rate: (current period non-GAAP earnings from continuing operations minus prior period non-GAAP earnings from continuing operations) divided by prior period non-GAAP earnings from continuing operations

Non-GAAP Effective Tax Rate from Continuing Operations: (provision for income taxes adjusted for special items) divided by (earnings / (loss) before income taxes and discontinued operations adjusted for special items)

Non-GAAP Operating Earnings: operating earnings / (loss) excluding special items and impairment charges and other

Non-GAAP Operating Earnings Growth Rate: (current period non-GAAP operating earnings minus prior period non-GAAP operating earnings) divided by prior period non-GAAP operating earnings

Non-GAAP Return on Equity: (annualized current period net earnings plus special items minus special items tax benefit) divided by average shareholders’ equity 1

Non-GAAP Return on Invested Capital: (annualized net earnings plus special items minus special items tax benefit plus interest expense and other) divided by (average total shareholders’ equity plus debt plus unrecorded goodwill) 1

[1]

For the three months ended March 31, 2008 and 2007, the numerator in calculating this non-GAAP financial measure also excludes the respective $7.6 million and $24.7 million (gain) / loss, net of tax, on the sale of PTS recorded in discontinued operations. For the nine months ended March 31, 2008 and 2007, the numerator in calculating this non-GAAP financial measure also excludes the respective $7.6 million and $(392.9) million (gain) / loss, net of tax, on the sale of PTS recorded in discontinued operations.